                                                                     Exhibit 2.1
                                                                  EXECUTION COPY

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                             CISCO SYSTEMS, INC.,

                             CAIS INTERNET, INC.,

                        CAIS SOFTWARE SOLUTIONS, INC.,

                                      AND

                                  CAIS, INC.




                               October 19, 2000

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES                     1

     1.1   Purchase and Sale of the Assets......................................     1
     1.2   Assumption of Liabilities............................................     2
     1.3   Consideration........................................................     2
     1.4   Closing..............................................................     3
     1.5   Deliveries at the Closing............................................     3
     1.6   Seller Stock Option Plan.............................................     4
     1.7   Allocation of Purchase Price.........................................     4
     1.8   Tax Withholding......................................................     4
     1.9   Taking of Necessary Action; Further Action...........................     4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT                       5

     2.1   Organization, Standing and Power; Subsidiaries.......................     5
     2.2   Capital Structure....................................................     6
     2.3   Authority............................................................     6
     2.4   Financial Statements.................................................     7
     2.5   Absence of Certain Changes...........................................     7
     2.6   Absence of Undisclosed Liabilities...................................     8
     2.7   Litigation...........................................................     8
     2.8   Restrictions on Business Activities..................................     8
     2.9   Governmental Authorization...........................................     8
     2.10  Title to Property and Assets; Absence of Liens.......................     9
     2.11  Intellectual Property................................................    10
     2.12  Environmental Matters................................................    12
     2.13  Taxes................................................................    13
     2.14  Employee Benefit Plans...............................................    14
     2.15  Certain Agreements Affected by the Acquisition.......................    16
     2.16  Employee Matters.....................................................    16
     2.17  Interested Party Transactions........................................    17
     2.18  Insurance............................................................    18
     2.19  Compliance With Laws.................................................    18
     2.20  Minute Books.........................................................    18
     2.21  Complete Copies of Materials.........................................    18
     2.22  Brokers' and Finders' Fees...........................................    18
     2.23  Vote Required........................................................    18
     2.24  Board Approval.......................................................    18
     2.25  Inventory............................................................    18
     2.26  Accounts Receivable..................................................    19
     2.27  Customers and Suppliers..............................................    19
     2.28  Material Contracts...................................................    19

     2.29  No Breach of Material Contracts...................................    20
     2.30  Third Party Consents..............................................    20
     2.31  Material Third Party Consents.....................................    20
     2.32  Export Control Laws...............................................    21
     2.33  Product Releases..................................................    21
     2.34  Year 2000.........................................................    21
     2.35  Returns...........................................................    22
     2.36  Solvency..........................................................    22
     2.37  Representations Complete..........................................    22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER                              22

     3.1   Organization, Standing and Power..................................    22
     3.2   Authority.........................................................    22
     3.3   SEC Documents; Financial Statements...............................    23
     3.4   Broker's and Finders' Fees........................................    24
     3.5   Representations Complete..........................................    24

ARTICLE IV CONDUCT PRIOR TO THE TIME OF CLOSING                                  24

     4.1   Conduct of Business of Seller.....................................    24
     4.2   Restriction on Conduct of Business of Seller......................    24
     4.3   No Solicitation...................................................    27

ARTICLE V ADDITIONAL AGREEMENTS                                                  27

     5.1   Access to Information.............................................    27
     5.2   Confidentiality...................................................    28
     5.3   Public Disclosure.................................................    28
     5.4   Consents; Cooperation.............................................    28
     5.5   Legal Requirements................................................    29
     5.6   Employee Benefit Plan; Assumption of Options......................    30
     5.7   Escrow Agreement..................................................    30
     5.8   Employees.........................................................    30
     5.9   Expenses..........................................................    31
     5.10  Reasonable Best Efforts and Further Assurances....................    31
     5.11  Non-Competition...................................................    32
     5.12  Form S-8..........................................................    33
     5.13  Listing of Additional Shares......................................    33
     5.14  Spreadsheet.......................................................    34
     5.15  Bulk Sales Laws...................................................    34
     5.16  Post-Closing Payments.............................................    34
     5.17  Taxes.............................................................    34
     5.18  COBRA.............................................................    35
     5.19  Maintain Existence................................................    35
     5.20  Parent Guarantee..................................................    35
     5.21  Use of Business Names and Marks by Buyer..........................    35

     5.22  License to Seller.......................................................   36
     5.23  License to Buyer........................................................   36

ARTICLE VI CONDITIONS TO THE ACQUISITION                                              36

     6.1   Conditions to Obligations of Each Party to Effect the Acquisition.......   36
     6.2   Additional Conditions to Obligations of Seller and Parent...............   37
     6.3   Additional Conditions to the Obligations of Buyer.......................   38

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                                         39

     7.2   Effect of Termination...................................................   40
     7.3   Expenses and Termination Fees...........................................   40
     7.4   Amendment...............................................................   41
     7.5   Extension; Waiver.......................................................   41

ARTICLE VIII ESCROW AND INDEMNIFICATION                                               41

     8.1   Escrow Fund.............................................................   41
     8.2   Indemnification.........................................................   42
     8.3   Damage Threshold........................................................   43
     8.4   Escrow Periods..........................................................   43
     8.5   Claims upon Escrow Fund.................................................   43
     8.6   Objections to Claims....................................................   44
     8.7   Resolution of Conflicts; Arbitration....................................   44
     8.8   Third-Party Claims......................................................   45

ARTICLE IX GENERAL PROVISIONS                                                         45

     9.1   Non-Survival at Time of Closing.........................................   45
     9.2   Notices.................................................................   46
     9.3   Interpretation..........................................................   47
     9.4   Counterparts............................................................   47
     9.5   Entire Agreement; Nonassignability; Parties in Interest.................   47
     9.6   Severability............................................................   48
     9.7   Remedies Cumulative.....................................................   48
     9.8   Governing Law...........................................................   48
     9.9   Rules of Construction...................................................   48

SCHEDULES

Seller Disclosure Schedule
Schedule 1.1(a)  --  Assets
Schedule 1.1(b)  --  Permitted Liens
Schedule 1.2     --  Excluded Liabilities
Schedule 2.2     --  Seller's Shareholders
Schedule 2.7     --  Seller Litigation
Schedule 2.10    --  Seller Real Property
Schedule 2.11    --  Seller Intellectual Property
Schedule 2.14(a) --  Seller Employee Plans
Schedule 2.16    --  Seller Employees and Consultants
Schedule 2.17    --  Interested Party Transactions
Schedule 2.18    --  Insurance
Schedule 2.25    --  Inventory
Schedule 2.28    --  Material Contracts
Schedule 2.30    --  Third Party Consents
Schedule 2.31    --  Material Third Party Contracts
Schedule 2.33    --  Product Releases
Schedule 5.6     --  Holders of Outstanding Seller Options
Schedule 5.8     --  List of Seller Employees to Execute Employment and Non-
                     Competition Agreements

Buyer Disclosure Schedule

EXHIBITS

Exhibit A   --   Form of Bill of Sale
Exhibit B-1 --   Form of Consent to Assignment of Contracts
Exhibit B-2 --   Form of Consent of CSCC
Exhibit C   --   Form of Assumption of Liabilities
Exhibit D   --   Form of Escrow Agreement
Exhibit E   --   Confidentiality Agreement
Exhibit F   --   Form of Employment and Non-Competition Agreement
Exhibit G   --   Form of License Agreement
Exhibit H   --   Form of Seller's Counsel Legal Opinion

                           ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered
                                               ---------
into as of October 19, 2000 by and among Cisco Systems, Inc., a California corporation ("Buyer"), CAIS Internet, Inc., a Delaware corporation ("Parent"),
              -----                                                  ------
CAIS Software Solutions, Inc., a California corporation ("Seller"), and CAIS,
                                                          ------
Inc., a Virginia corporation ("Affiliate").
                               ---------

                                   RECITALS

          WHEREAS, all outstanding shares of capital stock of Seller (the "Seller Shares") are owned by Parent;
 -------------

          WHEREAS, Buyer desires to acquire from Seller and Affiliate, and Seller and Affiliate desire to sell to Buyer, all of the assets, properties and rights of Seller and Affiliate relating to the business of creating, developing, selling or licensing computer network products for broadband subscriber management, including but not limited to the products for the functionality of user provisioning, monitoring, authentication and interface, the pending patents identified on Schedule 2.11(b)(i) to the Seller Disclosure Schedule (as defined
              -------------------
in Article II hereof) and the patents identified as U.S. Patent Nos. 5,987,430 and 6,128,601 (collectively, the "Business"), but excluding all assets,
                                  --------
properties and rights used solely in Seller's and Affiliate's existing business of providing computer and Internet access and services to end-users in hotel and hospitality environments, in multi-dwelling and multi-tenant environments, and through kiosks and other publicly accessible computer terminals worldwide (collectively, the "Existing Business"), upon the terms and subject to the
                    -----------------
conditions set forth in this Agreement (the "Acquisition");
                                             -----------

          WHEREAS, Parent and the Boards of Directors of Seller and Affiliate have determined that it is in the best interests of Seller and Affiliate that Seller and Affiliate sell all of the assets, properties and rights relating to the Business to Buyer, upon the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

            PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES
            ------------------------------------------------------

          1.1  Purchase and Sale of the Assets. Upon the terms and subject to
               -------------------------------
the conditions set forth in this Agreement, each of Seller and Affiliate agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and acquire from each of Seller and Affiliate, on the Closing Date (as defined in Section 1.4 hereof), all of Seller's and Affiliate's right, title and interest in and to all of the assets, properties and rights (including all intellectual property rights and agreements relating thereto) relating to the Business (collectively, the "Assets"), including, without limitation, those
                             ------
listed on Schedule 1.1(a) of the Seller
          ---------------

Disclosure Schedule, free and clear of any and all liens, pledges, claims, charges, actions, suits, proceedings, security interests or other restrictions or encumbrances of any kind ("Liens") other than Liens set forth on Schedule
                              -----                                 --------
1.1(b) of the Seller Disclosure Schedules (the "Permitted Liens") and Assumed
------                                          ---------------
Liabilities (as defined in Section 1.2 hereof); provided, however, that "Assets" shall not include (a) any of Parent's, Affiliate's or Seller's right, title or interest in or to any other intellectual property, asset or business of Parent, Affiliate or Seller that is not used or held for use in the Business, and (b) any refunds or rebates of Taxes paid by the Seller's Group (as defined in Section 2.13) with respect to the Business or the Assets to the extent that such refund or rebate relates to a taxable period (or portion thereof) ending on or before the Closing Date.

          1.2  Assumption of Liabilities. Upon the terms and subject to the
               -------------------------
conditions set forth in this Agreement, Buyer shall assume only the obligations and liabilities of Seller and Affiliate relating to the Business that arose in the ordinary course of business, including without limitation all obligations and liabilities under the Seller Stock Option Plan (as defined in Section 1.6) (collectively, the "Assumed Liabilities"), other than obligations and
                    -------------------
liabilities (a) relating to Taxes arising or accruing through the Closing Date, including without limitation any income taxes, sales or other taxes imposed on Seller, Affiliate or Parent as a result of the transactions contemplated hereby,
(b) relating to the Existing Business, (c) relating to any financial obligations, liabilities or debts of any nature (matured or unmatured, fixed or contingent) not set forth on the Seller Balance Sheet (as defined in Section 2.6 hereof), (d) arising from claims, demands, actions, or causes of action relating to events occurring prior to the Closing Date, (e) arising from or related to the employment by Seller of any of the individuals listed on Schedule 2.16 of
                                                             -------------
the Seller Disclosure Schedule, including without limitation any wages, vacation benefits or pay, holiday pay, sick day pay, severance benefits or other employee benefits, or (f) as set forth on Schedule 1.2 of the Seller Disclosure Schedule
                                 ------------
(such obligations and liabilities set forth in clauses (a), (b), (c), (d), (e) and (f) above being referred to collectively as the "Excluded Liabilities").
                                                     --------------------
Buyer shall not assume any obligations or liabilities of Seller, Affiliate or Parent or relating to the Business or Assets except for those obligations and liabilities that Buyer expressly assumes pursuant to this Section 1.2, and Seller or Affiliate shall retain those obligations and liabilities of Seller or Affiliate or relating to the Business or Assets that are not Assumed Liabilities and shall pay, discharge or otherwise satisfy such obligations and liabilities so retained. Other than the Assumed Liabilities, Buyer shall not assume or guarantee, or be responsible in any way for, and neither Buyer nor any of its affiliates, directors, employees, stockholders or agents of Buyer shall be deemed to have assumed or guaranteed, or to be responsible in any way for, any obligations or liabilities of Seller or Affiliate or relating to the Business or Assets, whether such obligations or liabilities are direct or indirect, accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined or otherwise.

          1.3  Consideration. Upon the terms and subject to the conditions set
               -------------
forth in this Agreement, Buyer agrees to pay Seller an aggregate cash purchase price for the Assets equal to $146,784,000 (the "Purchase Price"). At the
                                                 --------------
closing of the transactions contemplated hereby (the "Closing"), $106,284,000 of
                                                      -------
the Purchase Price shall be delivered to Seller in immediately available funds to an account designated by Seller, and $40,500,000 of the Purchase Price shall be deposited into escrow at the Closing pursuant to Article VIII below (the "Escrow Amount").
 -------------

          1.4  Closing. The Closing shall take place as soon as practicable (and
               -------
in any event not later than two (2) business days) after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take
                                       ------------
place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, or at such other location as the parties hereto agree.

          1.5  Deliveries at the Closing. At the Closing:
               -------------------------

               (a) Seller and/or Parent shall deliver or cause to be delivered to Buyer the following:

                    (i) a good and sufficient bill of sale for the Assets, selling, delivering, transferring and assigning to Buyer all of Seller's and Affiliate's right, title and interest in and to the Assets, free and clear of any and all Liens other than Permitted Liens, in substantially the form attached hereto as Exhibit A (the "Bill of Sale"), together with such assignments and
          ---------       ------------
other documentation reasonably requested by, and in form and substance reasonably satisfactory to, Buyer to validly vest Buyer with all of Seller's and Affiliate's right, title and interest in or to the Assets, free and clear of all Liens other than Permitted Liens;

                    (ii) consents, in substantially the form attached hereto as Exhibit B-1, to the assignment of the contracts listed on Schedules 2.30 and
   -----------                                               --------------
2.31 of the Seller Disclosure Schedule;
----

                    (iii) copies, certified by an authorized officer of Seller, of minutes or resolutions of the board of directors and Parent, as sole stockholder, which shall not have been rescinded or modified, unconditionally authorizing the execution of this Agreement and the performance of the transactions contemplated hereby;

                    (iv) copies, certified by an authorized officer of Parent, of minutes or resolutions of the board of directors, which shall not have been rescinded or modified, unconditionally authorizing the execution of this Agreement and the performance of the transactions contemplated hereby;

                    (v) the Escrow Agreement, in substantially the form attached hereto as Exhibit D (the "Escrow Agreement"), executed by each of
                   ---------       ----------------
Seller and Parent;

                    (vi) documents in form and substance reasonably satisfactory to Buyer and its counsel evidencing that the approvals and consents specified in Sections 6.1(c) and 6.3(c) hereof have been obtained and are in full force and effect; and

                    (vii) all other documents and instruments required hereunder to be delivered by Seller to Buyer at the Closing;

               (b) Buyer shall deliver or cause to be delivered to Seller the following:

                    (i) an instrument of assumption of liabilities, in substantially the form attached hereto as Exhibit C, by which Buyer shall assume
                                          ---------
the Assumed Liabilities as of the Closing, together with such other documentation reasonably requested by Seller to cause Buyer to assume the Assumed Liabilities;

                    (ii)   the Escrow Agreement executed by Buyer; and

                    (iii) all other documents and instruments required hereunder to be delivered by Buyer to Seller at the Closing;

               (c) Buyer shall deposit the Escrow Amount with the Escrow Agent in accordance with Article VIII and the Escrow Agreement.
                   ------------

          1.6  Seller Stock Option Plan. On the Closing Date, Seller's 2000
               ------------------------
Stock Option/Stock Issuance Plan (the "Seller Stock Option Plan"), and all
                                       ------------------------
options to purchase shares of Seller's common stock, no par value per share (the "Seller Common Stock"), then outstanding under the Seller Stock Option Plan (the
 -------------------
"Seller Options") shall be assumed by Buyer in accordance with Section 5.6
 --------------
hereof.

          1.7  Allocation of Purchase Price. The transaction contemplated hereby
               ----------------------------
is intended to be a taxable purchase of assets and not a "reorganization" within
                                                          --------------
the meaning of Section 368 of the Code. The Purchase Price shall be allocated among the Assets and the noncompetition covenant provided for in Section 5.11 hereof in the manner reasonably determined by Buyer with Seller's consent (which consent shall not be unreasonably withheld) using the allocation methods and principles required by Section 1060 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated
                          ----
thereunder. Buyer shall notify Seller within sixty (60) days after the Closing Date of Buyer's proposed allocation of the Purchase Price. Provided that Seller has consented to Buyer's proposed allocation, such consent not to be unreasonably withheld, neither Buyer nor Seller shall take any position inconsistent with such allocation, and Buyer, Seller, Affiliate and Parent agree that any and all Tax Returns (as defined in Section 2.13 hereof) filed with any taxing authority or other Governmental Entity (as defined in Section 2.3 hereof) shall be consistent with that allocation.

          1.8  Tax Withholding. Buyer will withhold from the Purchase Price all
               ---------------
applicable withholding Taxes (as defined in Section 2.13 hereof), provided that Buyer will reduce such withholding to the extent provided by applicable law in the event Seller provides to Buyer certificates or other documentation, in form and substance reasonably satisfactory to Buyer, evidencing any valid exemption from such withholding.

          1.9  Taking of Necessary Action; Further Action. If, at any time after
               ------------------------------------------
the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Affiliate relating to the Business and to cause Buyer to assume all Assumed Liabilities as required pursuant to the terms hereof, the officers and directors of Seller, Affiliate, Parent and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means
              --------
any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse
                                                          ----------------
Effect" with respect to any entity or group of entities or with respect to the
------
Business means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, or of the Business, as the case may be; provided that none of the following shall be deemed by itself or themselves, either alone or in combination with another so listed, to constitute a Material Adverse Effect on such entity: (a) any change in the market price or trading volume of such entity; and (b) any change arising out of conditions affecting the economy or industry of such entity in general.

          In this Agreement, any reference to a party's "knowledge" means actual
                                                         ---------
knowledge of such party's executive officers and directors provided that such persons shall have made reasonable inquiry of those employees of such party whom such officers and directors reasonably believe would have actual knowledge of the matters represented.

          Except as disclosed in a document of even date herewith delivered by Seller to Buyer prior to the execution and delivery of this Agreement and referring to the specific representations and warranties in this Agreement to which each exception relates or as disclosed in another section if it is reasonably apparent on the face of the disclosure that it is applicable to another section of the Agreement (the "Seller Disclosure Schedule"), Seller and
                                       --------------------------
Parent jointly and severally represent and warrant to Buyer as follows:

          2.1  Organization, Standing and Power; Subsidiaries. Each of Parent,
               ----------------------------------------------
Affiliate and Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent, Affiliate and Seller has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. Each of Seller and Parent has delivered a true and correct copy of its Certificate of Incorporation, Bylaws or other charter or organizational documents, as applicable, each as amended to date, to Buyer. Neither Parent nor Seller is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent charter or organizational documents. Seller does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Parent is the sole shareholder of Seller.

          2.2  Capital Structure.
               -----------------

               (a) There are no outstanding commitments to issue any shares of capital stock or voting securities of Seller other than pursuant to the exercise of 391,200 options outstanding under the Seller Stock Option Plan. Attached to or as set forth in Schedule 2.2 of the Seller Disclosure Schedule is a true and
                   ------------
complete list of Seller's stockholders and any persons with rights to acquire Seller's securities, which list will be promptly updated from time to time prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.2 below). There are no subscriptions, options, warrants, exchangeable or convertible securities or other calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound or otherwise obligating Parent or Seller to issue, transfer, deliver, sell, repurchase or redeem, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, any shares of capital stock or voting securities of Seller or obligating Seller to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such subscription, option, warrant, exchangeable or convertible security or other call, right, commitment or agreement. There are no contracts, commitments, voting trusts or agreements relating to voting, purchase or sale of Seller's capital stock (i) between or among Seller and any of its securityholders, and
(ii) to Seller's knowledge, between or among any of Seller's securityholders. The terms of the Seller Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options to purchase shares of Buyer's common stock, par value $0.001 per share ("Buyer Common Stock"), as
                                                      ------------------
provided in this Agreement, without the consent or approval of the holders of such securities, the Seller securityholders or otherwise, and all outstanding options shall, to the extent necessary to waive vesting acceleration, be amended to modify the exercise schedule and vesting provisions in effect for those options so as to preclude any accelerated vesting or exercisability of those options by reason of the transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to or issued under the Seller Stock Option Plan have been provided to Buyer and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Buyer. All outstanding shares of capital stock and other voting securities of Seller were issued in compliance with all applicable laws.

               (b) Each of the Seller stockholders and/or optionholders is the registered and beneficial owner of that number of Seller Shares and/or Seller Options set forth opposite its name in the Spreadsheet (as defined in Section
5.14 hereof). The number of Seller Shares and/or Seller Options set forth opposite such person's name in the Spreadsheet constitutes the entire interest of such person in the outstanding capital stock or voting securities of Seller. No other person or entity not disclosed in the Spreadsheet has a beneficial interest in or a right to acquire any Seller capital stock or Seller Options. In addition, the shares of Seller capital stock and/or Seller Options disclosed in the Spreadsheet are and will, at all times during the term of this Agreement and through and including the Closing, be free and clear of any Liens.

          2.3  Authority. Each of Parent, Affiliate and Seller has all requisite
               ---------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the sale of the Assets to Buyer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Affiliate and Seller. No approval by the stockholders of Parent is required for the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, Affiliate and Seller and constitutes the valid and binding obligation of Parent, Affiliate and Seller enforceable against Parent, Affiliate and Seller in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by each of Parent, Affiliate and Seller do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, Bylaws or other organizational documents of Parent, Affiliate or Seller, each as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or material instrument, material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental
                                                                ------------
Entity") is required by or with respect to Parent, Affiliate or Seller in
------
connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and (2) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Business and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          2.4  Financial Statements. Seller has delivered to Buyer Parent's
               --------------------
audited financial statements as at and for the twelve-month period ended December 31, 1999 and Seller's unaudited financial statements as at and for the eight-month period ended August 31, 2000 (such financial statements to include a balance sheet, statement of operations and statement of cash flows) (collectively, the "Financial Statements"). The Financial Statements have been
                    --------------------
prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Seller as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Each of Parent and Seller maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with generally accepted accounting principles.

          2.5  Absence of Certain Changes. Since August 31, 2000 (the "Seller
               --------------------------                              ------
Balance Sheet Date"), each of Affiliate and Seller has conducted the Business in
------------------
the ordinary course consistent with past practice and there has not occurred:
(i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Seller or the Business; (ii) any acquisition, sale or transfer of any material asset of Seller or any Assets of Affiliate; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or

Seller or any revaluation by Parent, Affiliate or Seller of any of the Assets;
(iv) any declaration, setting aside, or payment of a dividend (except cash dividends consistent with past practice) or other distribution with respect to the shares of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its shares of capital stock; (v) any material contract entered into by Seller, or any material amendment or termination of, or default under, any material contract to which Seller is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws or other charter or organizational documents of Seller; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Seller to any of its directors or employees; (viii) any change of any Tax election or settlement or compromise of any material federal, state or local Tax liability; (ix) any negotiation or agreement by Seller to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement) or (x) any other event or condition of any character which has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on the Business.

          2.6  Absence of Undisclosed Liabilities. Neither Affiliate nor Seller
               ----------------------------------
has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) relating to the Business other than (i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of August 31, 2000 (the "Seller Balance Sheet"), (ii) those
                                       --------------------
incurred in the ordinary course of business and not required to be set forth in the Seller Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Seller Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

          2.7  Litigation. There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation relating to the Business pending before any agency, court or tribunal, foreign or domestic by or against Parent, Affiliate or Seller or, to the knowledge of Parent or Seller, threatened by or against Parent, Affiliate or Seller, or relating to any of Seller's properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Parent, Affiliate or Seller or any of their respective directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on the Business. Schedule 2.7 of the
                                                            ------------
Seller Disclosure Schedule lists all litigation that Parent, Affiliate or Seller has pending against other parties in connection with the Business.

          2.8  Restrictions on Business Activities. There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon Parent, Affiliate or Seller that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business as currently conducted.

          2.9  Governmental Authorization. Parent, Affiliate and Seller have
               --------------------------
obtained each federal, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Affiliate or Seller currently operates, or Parent, Affiliate or Seller holds any interest in, the Business or (ii) that is required for the operation of the Business or the holding of any such interest in the Business ((i) and (ii) herein collectively called the "Seller Authorizations"), and all of the Seller Authorizations are in
            ---------------------
full force and effect, except where the failure to obtain or have any of the Seller Authorizations could not reasonably be expected to have a Material Adverse Effect on the Business. Each of the Seller Authorizations is assignable or otherwise transferable to Buyer in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party, except where such failure could not reasonably be expected to have a Material Adverse Effect on the Business.

          2.10 Title to Property and Assets; Absence of Liens. Notwithstanding
               ----------------------------------------------
anything herein to the contrary, this Section 2.10 shall not be applicable to Intellectual Property Rights, which shall be covered solely by Section 2.11.

               (a) Seller has good and marketable title to the Assets, reflected in the Seller Balance Sheet or acquired after the Seller Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Seller Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages or Liens of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) Liens securing debt which is reflected on the Seller Balance Sheet. All properties used in the operations of Seller are reflected in the Seller Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 of the Seller Disclosure
                                  -------------
Schedule identifies each parcel of real property owned or leased by Seller or used in the operation of the Business or where any Assets are located, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are binding, valid and enforceable in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with or without the giving of notice or lapse of time would constitute such a default). After the Closing Date, Buyer will be entitled to the continued possession and use of the personal property leased by Seller, for the terms specified in such leases and for the purposes consistent with the past practices of Seller.

               (b)  Schedule 1.1(a) of the Seller Disclosure Schedule sets forth
                    ---------------
a list of all of the Assets. Seller has good and marketable title to all of the Assets owned by it, and valid, enforceable and unrestricted rights to use all Assets held by it under leases, licenses and contracts, free and clear of any Liens other than Permitted Liens. Affiliate has good and marketable title to all of the Assets owned by it, and valid, enforceable and unrestricted rights to use all Assets held by it under leases, licenses and contracts, free and clear of any Liens other than Permitted Liens. Seller has full right and power to sell, convey, assign, transfer and deliver to Buyer, and by virtue of the deliveries made at Closing, Buyer will obtain from Seller, good and marketable title to all of the Assets, other than the Assets held by Affiliate, free and clear of any and all Liens, except for (i) Permitted Liens and Assumed Liabilities and (ii) statutory liens for taxes not yet due (none of which statutory liens shall be the obligation of Buyer). Affiliate has full right and power to sell, convey, assign, transfer and deliver to Buyer, and by virtue of the deliveries made at Closing, Buyer will obtain from Affiliate, good and marketable title to all of the Assets, other than the Assets held by Seller, free and clear of any and all Liens, except for (i)

Permitted Liens and Assumed Liabilities and (ii) statutory liens for taxes not yet due (none of which statutory liens shall be the obligation of Buyer). The Assets are not subject to any preemptive right, right of first refusal or other right or restriction, are in good operating condition and repair, reasonable wear and tear excepted, and are suitable and adequate for the purposes for which such Assets are currently used or held for use, and conform in all material respects to all applicable laws. The Assets held by Seller and Affiliate, taken as a whole, constitute all of the properties, rights and assets relating to or used or held for use in connection with the Business during the past twelve (12) months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, and employees not hired by Buyer) and comprise all of the properties, rights and assets that will be required for Buyer to hold after the Closing in order to conduct the Business as currently conducted.

          2.11 Intellectual Property.
               ---------------------

               (a) Seller and Affiliate own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material that are used in the Business (the "Intellectual Property"). Except as
                                             ---------------------
provided in Schedule 2.11(a) of the Seller Disclosure Schedule, none of Seller,
            ----------------
Parent or Affiliate has (i) licensed any of the Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

               (b)  Schedule 2.11(b) of the Seller Disclosure Schedule lists (i)
                    ----------------
all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, registered domain names, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use any third party patents, trademarks or copyrights, including software (except for commercially available, "off the
                                                                    -------
shelf" third party software licensed to Seller for an aggregate licensing fee of
-----
less than $10,000) in the Business ("Third Party Intellectual Property Rights");
                                     ----------------------------------------

               (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller or Affiliate by any third party, including any employee or former employee of Seller. There is no unauthorized use, disclosure, infringement or misappropriation of any Third Party Intellectual Property Rights by Seller, Affiliate, Parent or any employee or former employee of Seller, Parent or Affiliate. Except as provided in
Schedule 2.11(c) of the Seller Disclosure Schedule, Seller, Parent and Affiliate
----------------
have not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

          (d) Seller and Affiliate are not, nor will be as a result of the execution or delivery of this Agreement or the performance of Seller's obligations under this Agreement, in breach of any written license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights to which either Seller or Affiliate is a party.

          (e) All patents, registered trademarks, service marks and copyrights included in Intellectual Property are subsisting, and, to the best of the knowledge of Seller and Affiliate, are valid. Neither Seller nor Affiliate (i) except as provided in Schedule 2.11(e)(i) of the Seller Disclosure Schedule, has
                      -------------------
been a party to any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, or which seeks a judgment, decision, or an order holding any part of the Intellectual Property that is used or held for use in the Business invalid, unenforceable, not infringed by a third party, or not owned by Seller or Affiliate; (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) except as provided in
Schedule 2.11(e)(iii) of the Seller Disclosure Schedule, has brought any action,
---------------------
suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) Seller and Affiliate have secured valid written assignments from all consultants and employees who, to the knowledge of Seller, contributed to the creation or development of Intellectual Property of the rights to such contributions that Seller and Affiliate do not already own by operation of law.

          (g) Seller and Affiliate have taken efforts that are reasonable under the circumstances to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation
            ------------------------
known to Seller of Confidential Information owned by Seller by or to a third party has been pursuant to the terms of a written agreement between Seller or Affiliate and such third party. All use, disclosure or appropriation of Confidential Information not owned by Seller has been pursuant to the terms of a written agreement between Seller or Affiliate and the owner of such Confidential Information, or is otherwise lawful.

          (h)  Except as provided in Schedule 2.11(h) of the Seller Disclosure
                                     ----------------
Schedule, as of the date of signing, there are no actions that must be taken by Parent, Affiliate or Seller within one hundred eighty (180) days following the date of this Agreement that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

          (i)  Except as provided in Schedule 2.11(i) of the Seller Disclosure
                                     ----------------
Schedule, all of the rights and interests possessed by Seller in the Intellectual Property are fully and completely transferable to Buyer in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party.

               (j)  None of U.S. Patent Nos. 5.010,399, 5,949,473, 5,929,896 or
5,844,596 (the "Excluded Patents"), which Excluded Patents are held by
                ----------------
Affiliate, have claims that are or would be infringed by the Business as currently conducted or currently proposed by Seller to be conducted or are required in order for Buyer to conduct the Business as currently conducted or as currently proposed by Seller to be conducted.

        2.12   Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                    (i)   "Environmental and Safety Laws" shall mean any
                           -----------------------------
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                    (ii)  "Hazardous Materials" shall mean any toxic or
                           -------------------
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                    (iii) "Property" shall mean all real property leased or
                           --------
owned by Seller either currently or in the past.

                    (iv)  "Facilities" shall mean all buildings and improvements
                           ----------
on the Property of Seller.

               (b) Seller represents and warrants as follows: (i) to Seller's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to Seller's knowledge, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) Seller has received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) Seller is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Seller's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Seller's activities therein have at all times complied in all material respects with all Environmental and Safety Laws; and (xi) Seller has all the material permits and licenses required to be issued under federal, state or local laws regarding Environmental and Safety Laws and is in full compliance in all material respects with the terms and conditions of those permits.

          2.13  Taxes.
                -----

                (a) Parent, Seller and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or Seller is or has been a member (collectively, the "Seller's Group"), have duly and properly completed
                           --------------
and timely filed all Tax Returns required to be filed by them on or prior to the due date thereof. All material Taxes due or payable by any of them, whether or not disputed, have been paid in full. The Seller Balance Sheet reflects all Taxes of Parent, Seller and each Subsidiary for the periods or portions of periods through the Seller Balance Sheet Date. None of Seller, Parent or any Subsidiary has or will have at Closing any material liability for unpaid Taxes accruing after the Seller Balance Sheet Date, except for Taxes incurred in the ordinary course of business. Neither Seller nor Parent expects any Tax Authority to assess any additional material Taxes with respect to the Business for any period for which Tax returns have been filed. There is (i) no lien for Taxes against the Assets, other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Seller's Group being conducted by a Tax Authority; and (iii) no material outstanding or unresolved dispute or claim concerning any Tax liability of Seller either claimed or raised by a Tax Authority in writing or as to which Seller or Parent has knowledge. No claim has ever been made to any member of Seller's Group by a Tax Authority in a jurisdiction where any member of Seller's Group does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

                (b) Each member of Seller's Group has withheld and paid all material Taxes required by law to be withheld and paid by such member with respect to any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party in connection with the Business or the Assets. Each such member has paid to the appropriate tax authorities all amounts so withheld or otherwise due in connection with the employment by such member of such service providers, and have timely filed all requisite returns with the tax authorities with respect to said taxes. No member of Seller's Group is a party to any tax proceedings with respect to the withholding of taxes from such service providers and/or payment to the tax authorities of withholding taxes or other dues with respect to their rendering of services to such member. No member of Seller's Group has been notified that any investigation is being conducted against any member of Seller's Group by any tax authority with respect to any of the above withholding, payment, filing or any other obligations in connection with the above. Seller shall not recover or attempt to recover from any of such service providers any taxes asserted against Seller and/or collected from it whether prior, upon or after the Closing.

                (c) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Seller that, individually or collectively, could give rise to the payment by Seller of any amount that would not be deductible pursuant to Section 280G or
Section 162(m) of the Code. None of the assets (including the Assets) of Seller
(i) is property that is required to be treated as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section
                           -----------------
168(f)(8) of the Code,

(ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax-exempt use property" within
                                              -----------------------
the meaning of Section 168(h) of the Code.

                (d) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and
                         ---                                   -----
"Taxable") means (i) any net income, alternative or add-on minimum tax, gross
 -------
income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the
                                       -------------
imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return,
                                             ----------
statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

          2.14  Employee Benefit Plans.
                ----------------------

                (a)  Schedule 2.14(a) of the Seller Disclosure Schedule lists,
                     ----------------
with respect to Seller, any of its employees, and any trade or business (whether or not incorporated) which is treated as a single employer with Seller (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the
 ---------------
Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each
                                                              -----
loan to a non-officer employee in excess of $10,000, each loan to any officer or director and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Seller and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Seller of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Seller (together, the "Seller
                                                                     ------
Employee Plans").
--------------

                (b) Seller has furnished or made available to Buyer a copy of each of the Seller Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Seller Employee Plan which is subject to ERISA reporting requirements, provided or made available copies of the Form 5500 reports filed for the last three plan years. Any Seller Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Seller has also furnished or made available to Buyer the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Seller Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Seller Employee Plan subject to Code Section 401(a). Seller has also furnished or made available to Buyer all registration statements and prospectuses prepared in connection with each Seller Employee Plan.

          (c) (i) None of the Seller Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is
  -----                            ----------------------
defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Seller Employee Plan, for which a statutory or individual exemption is not available, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Business; (iii) each Seller Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on the Business, and Seller and, to the knowledge of Seller, each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seller Employee Plans; (iv) neither Seller nor, to the knowledge of Seller, any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Seller Employee Plans; (v) all material contributions required to be made by Seller or ERISA Affiliate to any Seller Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Seller Employee Plan for the current plan years; (vi) with respect to each Seller Employee Plan, no "reportable event"
                                                           ----------------
within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Seller Employee Plan is covered by, and neither Seller nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Seller Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Buyer (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Seller Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Seller has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Seller

Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Seller is threatened, against or with respect to any such Seller Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

                (d) With respect to each Seller Employee Plan, Seller has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Business, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Business and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Business.

                (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Seller or other ERISA Affiliate relating to, or change in participation or coverage under, any Seller Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Seller's financial statements.

                (f) Seller does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                (g) Neither Seller nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.
 ------------------

          2.15  Certain Agreements Affected by the Acquisition. Except as set
                ----------------------------------------------
forth in Schedule 2.15 of the Seller Disclosure Schedule, neither the execution
         -------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of Seller, (ii) materially increase any benefits otherwise payable by Seller or (iii) result in the acceleration of the time of payment or vesting of any such benefits. No payment or benefit which will or may be made by Seller, Parent or Buyer to any Employee will be characterized as an "excess parachute payment" within the
                                      ------------------------
meaning of Section 280G(b)(1) of the Code.

          2.16  Employee Matters. Solely with respect to those employees engaged
                ----------------
in the Business, Seller is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Solely with respect to those employees engaged in the Business, Seller has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Solely with respect to those employees engaged in the Business, Seller is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Solely with respect to those employees engaged in the Business, there are no pending claims against Seller under any workers compensation plan or policy or for long term disability. Solely with respect to those employees engaged in the Business, there are no controversies pending or between Seller and any of such employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Seller is not a party to any collective bargaining agreement or other labor union contract nor does Seller know of any activities or proceedings of any labor union or to organize any such employees. Solely with respect to those employees engaged in the Business, no employee of Seller is in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by Seller because of the nature of the Business or to the use of trade secrets or proprietary information of others. Solely with respect to those employees engaged in the Business, no employee of Seller has given notice to Seller, nor is Seller otherwise aware, that any such employee intends to terminate his or her employment with Seller. Except as disclosed in Schedule 2.16(a) of the Seller Disclosure Schedule, all
                       ----------------
employment relationships, whether written or oral, between Seller and its employees are "at will." Schedule 2.16(b) of the Seller Disclosure Schedule
               -------   ----------------
lists, under the heading "Employees," all of the employees of and, under the
                          ---------
heading "Consultants," all of the consultants to, Seller that are engaged in the
         -----------
Business and their applicable position and annual compensation as of the date hereof and the Closing Date.

          2.17  Interested Party Transactions. Schedule 2.17 of the Seller
                -----------------------------  -------------
Disclosure Schedule sets forth an accurate and complete list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business consistent with past practice, to or by which Seller and any affiliate of Seller are or have been a party or otherwise bound or affected and that (a) are currently pending or in effect and relate to or affect the Business or the Assets or (b) involve continuing liabilities and obligations relating to the Business or the Assets. Each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitments or transactions set forth or required to be set forth in Schedule 2.17 of the
                                                      -------------
Seller Disclosure Schedule was entered into on terms and conditions as favorable to Seller as would have been obtainable by Seller in a comparable arm's-length transaction with a person other than an affiliate of Seller. No stockholder, officer, director, partner, employee or agent of Seller (i) owns, directly or indirectly, on an individual or joint basis, any interest in (1) any Asset or any other tangible or intangible property or asset used in or held for use in connection with or pertaining to the Business or (2) to Seller's knowledge, any person that is a supplier, customer or competitor of Seller; (ii) to Seller's knowledge, serves as an officer, director or employee of any person that is a supplier, customer or competitor of Seller; or (iii) to Seller's knowledge, has received any loans from or is otherwise a debtor of or, or made any loans in excess of $10,000 to or is otherwise a creditor of, Seller.

          2.18  Insurance. Schedule 2.18 of the Seller Disclosure Schedule
                ---------  -------------
contains a complete and correct list of all insurance policies and bonds maintained by Seller relating to the Assets. Seller reasonably believes that such policies and bonds (a) provide adequate coverage for the Business and the Assets and (b) are in full force and effect. To Seller's knowledge, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Seller is otherwise in compliance in all material respects with the terms of such policies and bonds. Neither Seller or Parent has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19  Compliance With Laws. Each of Seller and Affiliate has complied
                --------------------
with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation or judgment, injunction, order or decree with respect to the Business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on the Business.

          2.20  Minute Books. The minute books of Seller made available to Buyer
                ------------
contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Seller through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.21  Complete Copies of Materials. Each of Parent, Affiliate and
                ----------------------------
Seller has delivered or made available true and complete copies of each document that has been requested by Buyer or its counsel in connection with their legal and accounting review of the Business or the Assets.

          2.22  Brokers' and Finders' Fees. Except for Morgan Stanley & Co.
                --------------------------
Incorporated (whose fees shall be paid by Seller or Parent), neither Seller nor Parent has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transactions contemplated hereby.

          2.23  Vote Required. The affirmative vote of at least a majority of
                -------------
Parent's board of directors is the only vote of the holders of any of Seller's or Parent's capital stock or voting securities necessary to approve this Agreement and the transactions contemplated hereby.

          2.24  Board Approval. The Board of Directors of each of Parent,
                --------------
Affiliate and Seller has approved this Agreement and the Acquisition.

          2.25  Inventory. The inventories relating to the Business shown on the
                ---------
Financial Statements or thereafter acquired by Seller consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since the Seller Balance Sheet Date, Seller has continued to replenish inventories relating to the Business in a normal and customary manner consistent with past practices. Seller has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products relating to the Business. The values at which inventories relating to the Business are carried reflect the inventory valuation policy of Seller, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, due provision was made on the books of Seller in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories relating to the Business to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, Seller has no inventory relating to the Business in the distribution channel or any commitments to purchase inventory. Schedule 2.25 of
                                                               -------------
the Seller Disclosure Schedule hereto is a true and complete list of the entire inventory of Seller relating to the Business, other than unusable or obsolete items.

          2.26  Accounts Receivable. Subject to any reserves set forth in the
                -------------------
Financial Statements, the accounts receivable relating to the Business shown on the Financial Statements represent bona fide claims against debtors for sales and other charges, are valid receivables subject to no defenses, offsets or counterclaims, are current and collectible, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances relating to the Business disclosed in the Financial Statements was calculated in accordance with generally accepted accounting principles and in a manner consistent with prior periods is sufficient to provide for any losses which may be sustained on realization of the receivables.

          2.27  Customers and Suppliers. No customer of the Business that
                -----------------------
individually accounted for more than one percent (1%) of Seller's consolidated gross revenues during the twelve (12) month period preceding the date hereof, and no supplier of the Business has canceled or otherwise terminated, or made any written threat to Seller to cancel or otherwise terminate its relationship with Seller relating to the Business, or has decreased materially its services or supplies to Seller, in the case of any such supplier, or its usage of the services or products of Seller, in the case of such customer, and, to Seller's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Seller or to decrease materially its services or supplies to Seller or its usage of the services or products of Seller. Seller has not knowingly breached, so as to provide a benefit to Seller that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Business.

          2.28  Material Contracts. Except for the contracts and agreements
                ------------------
described in Schedule 2.28 of the Seller Disclosure Schedule (collectively, the
             -------------
"Material Contracts"), neither Seller nor Affiliate is a party to or bound by
 ------------------
any material contract relating to the Business or Assets, including without limitation:

                (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

                (c) any contract that expires or may be renewed at the option of any person other than Seller so as to expire more than one year after the date of this Agreement;

                (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

                (f) any contract limiting the freedom of Seller to engage in any line of business or to compete with any other Person (as that term is defined in the Exchange Act (as defined in Section 3.4 hereof)), or any confidentiality, secrecy or non-disclosure contract;

                (g) any contract pursuant to which Seller is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                (h) any contract with any person with whom Seller does not deal at arm's length;

                (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                (j) any agreement between Seller and Parent or any of its affiliates.


          2.29  No Breach of Material Contracts. All Material Contracts are in
                -------------------------------
written form. Each of Seller and Affiliate has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged in writing to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller or Affiliate or to Seller's or Affiliate's knowledge, as applicable, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a material default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Buyer.

          2.30  Third Party Consents. Schedule 2.30 of the Seller Disclosure
                --------------------  -------------
Schedule lists all contracts, that require a novation or consent to assignment, as the case may be, prior to the Closing Date so that Buyer shall be made a party in place of Seller or, solely with respect to the Business, Affiliate, or as assignee (the "Contracts Requiring Novation or Consent to Assignment").
                  -----------------------------------------------------

          2.31  Material Third Party Consents. Schedule 2.31 of the Seller
                -----------------------------  -------------
Disclosure Schedule sets forth every contract relating to the Business or the Assets that, if no novation occurs to make Buyer a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Buyer's ability to operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date.

          2.32  Export Control Laws. Seller has conducted its export
                -------------------
transactions relating to the Business in accordance in all material respects with applicable provisions of all export control laws and regulations. Without limiting the foregoing:

                (a) Seller has obtained all export licenses and other approvals required for their exports of products, software and technologies relating to the Business from the United States;

                (b) Seller is in compliance in all material respects with the terms of all export licenses or other approvals relating to the Business;

                (c) There are no pending or, to the knowledge of Seller, threatened claims against Seller with respect to such export licenses or other approvals;

                (d) To the knowledge of Seller, there are no material actions, conditions or circumstances pertaining to Seller's export transactions that are reasonably likely to give rise to any future claims; and

                (e) No consents or approvals for the transfer of export licenses to Buyer are required, or such consents and approvals can be obtained expeditiously without material cost.

          2.33  Product Releases. Schedule 2.33 of the Seller Disclosure
                ----------------  -------------
Schedule sets forth Seller's schedule of its product releases that relate to the Business. Seller has a good faith reasonable belief that it can achieve the release of products on the schedule described in Schedule 2.33 of the Seller
                                                 -------------
Disclosure Schedule and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

          2.34  Year 2000. None of the products and services sold, licensed,
                ---------
rendered, or otherwise provided by Seller in the conduct of the Business will malfunction, will cease to function, will generate materially incorrect data or will produce materially incorrect results and will not cause any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, causing a Material Adverse Effect on the Business. Seller has not made any other representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by Seller in the conduct of the Business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, and (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

          2.35  Returns. Seller has not had any of its products relating to the
                -------
Business returned by a purchaser or user thereof, other than for minor, non-recurring warranty problems. Seller is not aware of any (i) pending warranty claims for such products, (ii) right to return such products, or (iii) evaluation units returned after their evaluation period.

          2.36  Solvency. Seller is, and immediately after the consummation of
                --------
the transactions contemplated hereby will be, solvent. For purposes of this Agreement, "solvent" shall mean that, on the date specified (a) the fair value
            -------
of the property of Seller shall be greater than the total amount of its debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined, including without limitation, those arising under any law, rule, judgment, decree, order, contract, agreement, arrangement, commitment or undertaking; (b) the present fair salable value of the Assets is not less than the amount that will be required to pay the probable liabilities of Seller on its debts as they become absolute and matured; (c) Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (d) Seller is not engaged in, and is not about to be engaged in, business or a transaction for which its property would constitute unreasonably small capital.

          2.37  Representations Complete. None of the representations or
                ------------------------
warranties made by Seller herein or in any Schedule hereto, including the Seller Disclosure Schedule, or certificate furnished by Seller pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Except as disclosed in a document of even date herewith and delivered by Buyer to Seller prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Buyer
                                                                        -----
Disclosure Schedule"), Buyer represents and warrants to Seller as follows:
-------------------

          3.1   Organization, Standing and Power. Buyer is a corporation duly
                --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer. Buyer is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          3.2   Authority. Buyer has all requisite corporate power and authority
                ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This

Agreement has been duly executed and delivered by Buyer and constitutes valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Buyer, each as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for (1) such filings as may be required under HSR, (2) the filing, if any, of a current report on Form 8-K with the Securities and Exchange Commission (the "SEC") and National Association of
                                         ---
Securities Dealers ("NASD") after the Closing Date, (3) the filing of a
                     ----
registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Buyer Common Stock issuable pursuant to outstanding options and rights under the Seller Stock Option Plan and assumed by Buyer, (4) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon exercise of the options and rights under the Seller Stock Option Plan and assumed by Buyer, and (5) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          3.3  SEC Documents; Financial Statements. Buyer has made available to
               -----------------------------------
Seller each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Buyer since July 31, 2000 (collectively, the "Buyer SEC Documents"). In addition, Buyer has made available
                    -------------------
to Seller all exhibits to the Buyer SEC Documents filed prior to the date hereof, and will promptly make available to Seller all exhibits to any additional Buyer SEC Documents filed prior to the Closing Date. Except as set forth in any Buyer SEC Document, as of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the
                                                  ------------
Securities Act, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document. Except as set forth in any Buyer SEC Document, the financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements")
                                                   --------------------------
were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the
SEC). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

          3.4  Broker's and Finders' Fees. Buyer has not incurred, nor will it
               --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transactions contemplated hereby.

          3.5  Representations Complete. None of the representations or
               ------------------------
warranties made by Buyer herein or in any Schedule hereto, including the Buyer Disclosure Schedule, or certificate furnished by Buyer pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                     CONDUCT PRIOR TO THE TIME OF CLOSING

          4.1  Conduct of Business of Seller. During the period from the date of
               -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Parent agrees to cause Affiliate and Seller, and Affiliate and Seller each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by Buyer), to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Parent further agrees to cause Affiliate and Seller, and Affiliate and Seller each further agree, to pay their debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use commercially reasonable efforts consistent with past practice and policies to preserve intact the Business, to keep available the services of Seller's executive officers and key employees engaged in the Business and to preserve Seller's relationships with customers, suppliers, distributors, licensors, licensees of the Business, and others having dealings with the Business, to the end that Seller's goodwill and ongoing businesses shall be unimpaired at the Closing Date. Any material Tax Returns filed by Parent, Affiliate or Seller during the period from the date of this Agreement or the Closing Date shall, to the extent relating to the Business or the Assets, be prepared on a basis consistent with the past practice of Parent, Affiliate or Seller, as the case may be. Each of Parent, Affiliate and Seller agrees to promptly notify Buyer of any event or occurrence known to Parent, Affiliate or Seller and relating to the Business and not in the ordinary course of business, and of any event that is reasonably likely to have a Material Adverse Effect on the Business.

          4.2  Restriction on Conduct of Business of Seller. During the period
               --------------------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as set forth in the Seller Disclosure Schedule and as expressly contemplated by this Agreement, without the prior written consent of Buyer, Parent shall not allow, cause or permit Seller to do, cause or permit any of the following; Seller shall not do, cause or permit any of the following; and Affiliate shall not do, cause or permit any of the actions set forth in subsections (d), (f),
(g), (h), (j), (l), (n), (q), (s), (u) or (v) of this Section 4.2:

          (a)  Charter Documents. Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws or other charter or organizational documents;

          (b)  Dividends; Changes in Capital Stock. Declare or pay any dividends
               -----------------------------------
on or make any other distributions (whether in cash, stock or property) in respect of any of Seller's capital stock (except cash distributions consistent with past practice), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Seller's capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Stock Option Plans. Accelerate, amend or change the period of
               ------------------
exercisability or vesting of options or other rights granted under Seller's stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d)  Material Contracts. Enter into any material contract or
               ------------------
commitment relating to the Business or the Assets, or violate, amend or otherwise modify or waive any of the terms of any of Seller's Material Contracts; provided however, that Seller shall not enter into any manufacturing agreement or any agreement or commitment for the purchase of products or supplies in an amount in excess of $10,000 in any one case or $25,000 in the aggregate;

          (e)  Issuance of Securities. Issue, deliver or sell or authorize or
               ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of Seller's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Seller's Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (f)  Intellectual Property. Transfer to any person or entity any
               ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g)  Exclusive Rights. Enter into or amend any agreements relating to
               ----------------
the Business pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to the Business;

          (h)  Dispositions. Sell, lease, license or otherwise dispose of or
               ------------
encumber any of the Assets, except in the ordinary course of business;

          (i)  Indebtedness. Incur any indebtedness for borrowed money in excess
               ------------
of $10,000 or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j)  Leases. Enter into any operating lease relating to the
               ------
Business in excess of $20,000;

          (k)  Payment of Obligations. Pay, discharge or satisfy in an amount in
               ----------------------
excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Seller Financial Statements;

          (l)  Capital Expenditures. Make any capital expenditures, capital
               --------------------
additions or capital improvements relating to the Business except in the ordinary course of business and consistent with past practice;

          (m)  Insurance. Materially reduce the amount of any insurance coverage
               ---------
relating to the Business or Assets provided by existing insurance policies;

          (n)  Termination or Waiver. Terminate or waive any right of
               ---------------------
substantial value relating to the Business or Assets;

          (o)  Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend
               ------------------------------------------------
any employee benefit or stock purchase or option plan, except as required under ERISA or except as necessary to maintain the qualified status of such plan under the Code, or hire any new director level or officer level employee, or pay any special bonus or special remuneration to any such employee or director or increase the salaries or wage rates of its employees;

          (p)  Severance Arrangements. Grant any severance or termination pay
               ----------------------
(i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

          (q)  Lawsuits. Commence a lawsuit relating to the Business or Assets
               --------
other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of the Business or Assets, provided that it consults with Buyer prior to the filing of such a suit;

          (r)  Acquisitions. Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

          (s)  Taxes. To the extent, in each case, that such action may have an
               -----
impact on the Business or the Assets, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assesment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t)  Notices. Fail to give all notices and other information required
               -------
to be given to the employees of Seller, any collective bargaining unit representing any group of employees of Seller, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and other applicable law in connection with the transactions provided for in this Agreement;

          (u)  Revaluation. Revalue any of the Assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (v)  Other. Take or agree in writing or otherwise to take, any of the
               -----
actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.3  No Solicitation. Parent and Seller, and the officers, directors,
          ---------------
employees or other agents of Parent and Seller, will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 7.3(e) hereof) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Seller to, or afford access to the properties, books or records of Seller or relating to the Business to, any person that has advised Seller that it may be considering making, or that has made, a Takeover Proposal. Parent and Seller shall not, and shall not permit any of their respective officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal. Parent and Seller will promptly notify Buyer after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Seller or for access to the properties, books or records of Seller or relating to the Business by any person that has advised Parent or Seller that it may be considering making, or that has made, a Takeover Proposal and will keep Buyer fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Buyer with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Access to Information.
          ---------------------

          (a) Each of Parent and Seller shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (i) all of the properties, books, contracts, commitments and records relating to the Business or Assets, and (ii) all other information concerning the business, properties and personnel relating to the Business or Assets as Buyer may reasonably request.

Each of Parent and Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements relating to the Business promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Closing Date, each of Buyer, Parent and Seller shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality relating to the Business and the general status of ongoing operations relating to the Business.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

          (d) Parent and Seller shall provide Buyer and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Closing Date, to all of the Tax Returns (to the extent relating to or including the Business or the Assets) and other records and workpapers relating to Taxes of the members of Seller's Group (to the extent relating to or including the Business or the Assets) and shall provide the following information relating to or including the Business or the Assets to Buyer and its representatives promptly upon any request therefor: (i) a list of the types of Tax Returns being filed by each such member in each Taxing jurisdiction, and (ii) a list of all material Tax elections filed in each jurisdiction by each such member.

     5.2  Confidentiality. The parties acknowledge that Buyer, Parent and Seller
          ---------------
have previously executed a non-disclosure agreement dated September 8, 2000 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit E,
 -------------------------                                          ---------
which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.3  Public Disclosure. Parent and Seller shall not issue any such press
          -----------------
release or make any statement or disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, without the prior written approval of Buyer, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD. Buyer shall provide the Chief Executive Officer of Seller the opportunity to review and comment on the press release to be issued by Buyer in connection with the Acquisition.

     5.4  Consents; Cooperation.
          ---------------------

          (a) Each of Buyer, Parent, Affiliate and Seller shall promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby. Each of Parent, Affiliate and Seller shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of the Material Contracts in connection with the Acquisition for the assignment thereof or otherwise. Each of Parent, Affiliate and Seller shall use commercially reasonable efforts to obtain, on or prior to the Closing Date, the assignment, in substantially the form attached hereto as Exhibit B-1, of the contracts listed in
-----------

Schedules 2.30 and 2.31 of the Seller Disclosure Schedule. Buyer shall cause
--------------     ----
Cisco Systems Capital Corporation ("CSCC") to render its consent, in
                                    ----
substantially the form attached hereto as Exhibit B-2. The parties hereto will
                                          -----------
consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the foregoing.

               (b) Each of Buyer, Parent, Affiliate and Seller shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transactions contemplated by this Agreement as violative of any applicable law, each of Buyer, Parent, Affiliate and Seller shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents,
                       -----
or restricts consummation of the Acquisition or any such other transactions, unless by mutual agreement Buyer, Parent and Seller decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither party shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) sixty (60) days after the date of this Agreement or (ii) the date of a ruling preliminarily enjoining the Acquisition issued by a court of competent jurisdiction. Each of Buyer, Parent and Seller shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the applicable laws with respect to such transactions as promptly as possible after the execution of this Agreement.

               (c) Notwithstanding anything to the contrary in Section 5.4(a) or (b), (i) Buyer shall not be required to divest any of its or its subsidiaries' businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Buyer after the Closing Date and (ii) Seller shall not be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Seller.

          5.5  Legal Requirements. Each of Buyer, Parent, Affiliate and Seller
               ------------------
will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          5.6  Employee Benefit Plan; Assumption of Options. At the Closing, the
               --------------------------------------------
Seller Stock Option Plan, and each outstanding option to purchase shares of Seller capital stock under the Seller Stock Option Plan, whether vested or unvested, will be assumed by Buyer. Schedule 5.6 of the Seller Disclosure
                                    ------------
Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Seller Stock Option Plan including the number of shares of Seller capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Seller shall deliver to Buyer an updated
Schedule 5.6 current as of such date. Each such option so assumed by Buyer under
------------
this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Seller Stock Option Plan and the applicable stock option agreement immediately prior to the Closing, except that (a) such option will be exercisable for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Seller capital stock that were issuable upon exercise of such option immediately prior to the Closing Date multiplied by the Exchange Ratio (as defined in this Section 5.6) and rounded down to the nearest whole number of shares of Buyer Common Stock, and (b) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Seller capital stock at which such option was exercisable immediately prior to the Closing by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Seller Stock Option Plan and the documents governing the outstanding options under such Plan, the Acquisition will not terminate any of the outstanding options under the Seller Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Buyer Common Stock which will be subject to those options upon the Buyer's assumption of the options in the Acquisition. After the Closing, within thirty (30) business days after Buyer's receipt of the Spreadsheet, Buyer will issue to each person who, immediately prior to the Closing was a holder of an outstanding option under the Seller Stock Option Plan, a document evidencing the foregoing assumption of such option by Buyer. For purposes of this Agreement, the "Exchange Ratio" shall mean $60 divided by
                                     --------------
the average closing price of Buyer Common Stock as quoted on the Nasdaq Stock Market for the ten (10) trading days immediately preceding and ending on the trading day that is three (3) trading days prior to the Closing Date. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Common Stock effective after the date hereof and prior to the Closing Date.

          5.7  Escrow Agreement. On or before the Closing, the Escrow Agent,
               ----------------
Parent, Seller and Buyer will execute the Escrow Agreement.

          5.8  Employees.
               ---------

               (a)  Employment and Non-Competition Agreements. Set forth on
                    -----------------------------------------
Schedule 5.8 of the Seller Disclosure Schedule is a list of employees of Seller
------------
to whom Buyer will make an offer of employment pursuant to an Employment and Non-Competition Agreement, in substantially the form attached hereto as Exhibit
                                                                        -------
F (the "Employment and Non-Competition Agreement"). Buyer will negotiate in good
-       ----------------------------------------
faith to enter into such an agreement with the employees listed on Schedule 5.8
                                                                   ------------
of the Seller Disclosure Schedule. Seller shall cooperate with Buyer to assist Buyer in entering into such an agreement with such employees. Buyer shall have no obligation to make any offer of employment to any employee of Seller except those listed on Schedule 5.8 of the Seller Disclosure Schedule.
                ------------

               (b)  Termination and Severance Payments. At or prior to the
                    ----------------------------------
Closing, Seller shall pay, discharge and satisfy in full any and all severance benefits and obligations, under applicable law or otherwise, relating to the termination of employment, or reemployment by Buyer or its affiliates, of each employee of Seller, and shall deliver to Buyer evidence in form and substance reasonably satisfactory to Buyer of the discharge of such severance benefits and obligations. The Seller hereby agrees to indemnify Buyer in full for any and all severance benefits and obligations of Seller with respect to any such employees.

          5.9  Expenses. Whether or not the Acquisition is consummated, all
               --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however that if the transactions contemplated hereby are consummated, Buyer shall bear up to $100,000 of the fees and expenses (including any fees and expenses of legal counsel, financial advisors, investment bankers and accountants) incurred in the aggregate by Seller and Parent in connection with this Agreement and the transactions contemplated hereby. Any fees and expenses incurred by Seller in excess of $100,000 (including any fees and expenses of legal counsel, financial advisors, investment bankers and accountants) (collectively, the "Seller Expenses") and
                                                        ---------------
any Transfer Taxes shall remain an obligation of Parent and Seller. If Buyer receives any invoices for amounts in excess of $100,000 for such fees and expenses or for Transfer Taxes, Seller and Parent shall promptly pay such fees and/or expenses or Transfer Taxes; provided, however, that such payment shall, if not promptly reimbursed by Parent or Seller, constitute "Damages" recoverable
                                                            -------
under the Escrow Agreement and such Damages shall not be subject to the Escrow Basket.

          5.10 Reasonable Best Efforts and Further Assurances. Each of the
               ----------------------------------------------
parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. If Seller, Affiliate, Parent or Buyer is unable to obtain, prior to Closing, any consents, approvals, waivers or other authorizations to transfer to Buyer any Asset, Seller, Affiliate, Parent and Buyer shall cooperate with one another in order to obtain such consents, approvals, waivers or other authorizations at the earliest practicable date. In each instance where such consents, approvals, waivers or other authorizations cannot be obtained prior to the Closing, each of Seller, Affiliate and Parent shall use its reasonable best efforts to enter into such alternative arrangements and agreements with Buyer as may be appropriate in the reasonable judgment of Parent and Buyer in order to permit Buyer to realize, receive and enjoy substantially similar rights and benefits and to enable Buyer to conduct operations of the Business until the consents, approvals, waivers or other authorizations are obtained. If, after the exercise of diligent effort, any such consents, approvals, waivers or other authorizations are not obtained, each of Seller and Parent agrees to cooperate with Buyer in any reasonable arrangements designed to provide, to the extent reasonably practicable, for the benefit of Buyer, any and all rights of Seller in and to such Asset.

          5.11 Non-Competition.
               ---------------

               (a) At all times from the Closing Date until the fourth (4/th/) anniversary of the Closing Date, without the prior written consent of Buyer, Seller and Parent shall not, and shall not permit any of their respective subsidiaries or affiliates to:

                    (i) Enter into or engage, directly or indirectly, in the business of creating, developing, selling or licensing computer network server software for broadband subscriber management (the "Specified Technology"),
                                                   --------------------
provided, however, that nothing in this Agreement shall directly or indirectly prohibit Seller or Parent from (1) continuing the Existing Business, (2) using in connection with any of the Existing Businesses any product, software or technology acquired from or through any third party (whether by license, assignment, transfer of assets or stock, merger or acquisition of all or part of a business, or joint development) or created, invented, designed, or developed by or on behalf of Seller or Parent, or (3) purchasing or owning equity securities of any issuer if those securities constitute less than two percent (2%) in the aggregate of the class of equity securities of such issuer and such class of securities are registered under the Securities Act;

                    (ii) Solicit customers, suppliers, or business patronage which results in competition by Parent or Seller, on the one hand, with Buyer or any of its affiliates, on the other hand, in the Specified Technology;

                    (iii) Encourage or solicit any officer or employee of Buyer or any of its affiliates to leave the employment of Buyer or any of its affiliates for any reason; or

                    (iv) Except as permitted under Section 5.11(a)(i), promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the Specified Technology.

               (b) Seller, Affiliate and Parent will hold, and will use commercially reasonable efforts to cause each of its affiliates and each officer, director, employee, accountant, counsel, consultant, advisor and agent of Seller and its affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all proprietary, non-public and other confidential documents and information concerning the Assets; provided that, without in any way limiting the foregoing obligations, Seller, Affiliate and Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents solely for purposes of the transactions contemplated by this Agreement so long as such persons are informed by Seller, Affiliate or Parent of the confidential nature of such information and are directed by Seller, Affiliate or Parent to treat such information confidentially; and further provided that the obligations of Seller, Affiliate and Parent hereunder shall not apply to information that (i) becomes publicly available or available to any third party other than as a result of a disclosure by Seller or Parent or any of their affiliates, officers, directors, employees, agents or advisors; (ii) is independently developed by any third party other than as a result of a disclosure by Seller or Parent or any of their affiliates, officers, directors, employees, agents or advisors; or (iii) is disclosed by Seller or Parent with the prior written consent of Buyer.

               (c) Without limitation, the parties agree and intend that the covenants contained in this Section 5.11 shall be deemed to be a series of separate covenants and agreements, one for each and every political subdivision of each jurisdiction. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of the party hereto entitled to the benefit of such covenants, wholly unenforceable covenants or components thereof shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding. The parties intend to have covenants enforceable to the fullest extent of the law as to scope, time and geography.

               (d) The parties agree that due to the unique nature of the services and capabilities of Seller and Parent, there can be no adequate remedy at law for any breach of the obligations of Seller and Parent hereunder, that any such breach by Seller or Parent may allow the other party hereto and/or third parties to unfairly compete with Buyer and its affiliates resulting in irreparable harm to Buyer and therefore, that upon any such breach by Seller or Parent or any threat thereof, Buyer and its affiliates shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. Further, Buyer and its affiliates shall be entitled to indemnification by Seller and Parent from any loss or harm, including, without limitation, attorneys' fees, including attorneys' fees on appeal, and costs of suit, in connection with any breach, or any enforcement, of its obligations pursuant to this Section 5.11.

               (e) Each of Seller and Parent acknowledges, represents and warrants to Buyer that the covenants of Seller and Parent in this Section 5.11 are reasonably necessary for the protection of Buyer's interests under this Agreement and are not unduly restrictive upon Seller, Parent or any of their respective affiliates.

               (f) Seller, Affiliate and Parent shall notify Buyer of any breach or alleged breach by Seller, Affiliate or Parent, as the case may be, of any provision of this Section 5.11 and, within thirty (30) days after the date of mailing of such notice or becoming aware of such breach or alleged breach, Seller, Affiliate or Parent, as the case may be, shall cure such breach or alleged breach. Failure to cure such breach or alleged breach to Buyer's reasonable satisfaction within such time period shall constitute a default under this Agreement and Buyer shall be entitled to exercise any of its available rights and remedies (including, without limitation, pursuant to Section 5.11(c)).

          5.12 Form S-8. Buyer agrees to file, after the Closing, no later than
               --------
thirty (30) business days after Buyer's receipt of the Spreadsheet and all option documentation relating to all options outstanding under the Seller Stock Option Plan as of the Closing Date), a registration statement on Form S-8 covering the shares of Buyer Common Stock issuable pursuant to all outstanding options under the Seller Stock Option Plan assumed by Buyer, provided that such options qualify for registration on such Form S-8. Seller shall cooperate with and assist Buyer in the preparation of such registration statement.

          5.13 Listing of Additional Shares. Prior to the Closing, Buyer shall
               ----------------------------
file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon exercise of the options and rights under the Seller Stock Option Plan assumed by Buyer hereunder.

          5.14 Spreadsheet. Seller shall complete Buyer's form of option
               -----------
assumption spreadsheet (the "Spreadsheet"), and shall deliver the Spreadsheet,
                             -----------
certified as complete and correct by a duly elected officer of Seller, at the Closing.

          5.15 Bulk Sales Laws. Each of Seller, Parent, Affiliate and Buyer
               ---------------
hereby waives compliance by the other with all "bulk sales" laws and any other
                                                ----------
similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller, Affiliate and Parent shall indemnify Buyer from and hold it harmless against any liabilities, damages, costs, and expenses resulting from or arising out of any action brought or levy made as a result of the failure by Seller, Affiliate or Parent to pay its liabilities owed to creditors, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Buyer pursuant to this Agreement.

          5.16 Post-Closing Payments. Seller, Parent and Parent's subsidiaries
               ---------------------
shall remain solely liable for all payment obligations whether accrued, matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, arising out of acts or occurrences, or related to any of the Assets, prior to the Closing Date, other than the Assumed Liabilities.

          5.17 Taxes.
               -----

               (a) Parent and Seller shall be responsible for and shall pay all Taxes with respect to all periods (and portions of periods) through the Closing Date (the "Pre-Closing Tax Period"). Unless Buyer agrees in writing to assume
           ----------------------
such responsibility, Parent and Seller shall be responsible for filing all Tax Returns relating to the Business or the Assets with respect to all periods ending on or prior to the Closing Date. Notwithstanding anything to the contrary contained herein, all Taxes arising with respect to the transactions contemplated herein shall be deemed to arise in the Pre-Closing Tax Period. Buyer shall be responsible for filing any Tax Returns that are due after the Closing Date relating to the Business or the Assets with respect to periods (including portions of periods) ending after the Closing Date (a "Post-Closing
                                                                  ------------
Tax Period"). Parent and Seller shall promptly reimburse Buyer for any Taxes
----------
paid, directly or indirectly, by Buyer in connection with the filing of any such Tax Return to the extent such Tax payment includes any amount attributable to the Business or the Assets for a Pre-Closing Tax Period (determined in accordance with Section 5.17(b)). If Buyer receives any invoice or assessment for Taxes relating to the Business or the Assets for a Pre-Closing Tax Period, Parent and Seller shall pay such invoiced or assessed amount relating to the Pre-Closing Tax Period within ten (10) days following demand therefor from Buyer.

               (b) All real property taxes, personal property taxes and similar ad valorem obligations ("Property Taxes") levied with respect to the Assets for
                         --------------
any Tax periods beginning before and ending after the Closing Date shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller and Parent shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period except to the extent such Property Taxes are specifically identified herein as Assumed Liabilities. Buyer shall be liable for the proportionate amount of Property Taxes that is attributable to Post-Closing Tax Periods and for any other Property Taxes that are specifically identified herein as Assumed Liabilities. Except as otherwise agreed by Buyer and Seller, the net amount of all prorations of Property Taxes shall be settled and paid on the Closing Date. If the Closing occurs before the Tax rate applicable to the year in which the Closing occurs is fixed, the apportionment of the relevant Property Taxes shall be based on the estimated Tax rate for such year. With respect to any Property Taxes not settled and paid on the Closing Date, within ninety (90) days after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this
Section 5.17, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for Property Taxes, part or all of which is attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit, prior to the due date of assessment, to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. If either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this
Section 5.17, the other party shall make such reimbursement promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled, along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within ten (10) days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (c) Seller shall pay or cause to be paid all Taxes and other expenses of transferring the Assets as contemplated hereunder, including, without limitation, all sales, use, stock transfer, real estate transfer, conveyance, gains, stamp, value-added and other similar taxes (including any interest, penalties and additions thereto) (collectively, "Transfer Taxes").
                                                           --------------

          5.18 COBRA. Parent and Seller shall be responsible for providing the
               -----
continued health coverage required under Section 4980B of the Code ("COBRA
                                                                     -----
Coverage") with respect to any employees of Seller or eligible dependents who
--------
had a qualifying event under Section 4980B of the Code on or before the Closing. Buyer shall be responsible for providing COBRA Coverage for any employees of Seller who become employees of Buyer or eligible dependents who, with respect to their coverage under Buyer's health plan, incur a qualifying event under Section 4980B of the Code at any time on or after the Closing.

          5.19 Maintain Existence. Parent shall do all things necessary to
               ------------------
maintain its corporate existence until one (1) year from the Closing Date.

          5.20 Parent Guarantee. Parent hereby unconditionally and irrevocably
               ----------------
guarantees in full the performance by Seller of all of their respective obligations under this Agreement and any exhibits hereto.

          5.21 Use of Business Names and Marks by Buyer. Buyer may, from and
               ----------------------------------------
after the Closing Date and until the date that is one (1) year after the Closing Date, use the trademarks, service marks or brand names or trade, corporate or business names that include or incorporate

"CAIS" (collectively, "Business Names"), as such Business Names are used in
                       --------------
relation to the Business on or prior to the Closing Date, including on stationary, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, computer programs or like materials, inventory or otherwise.

          5.22 License to Seller. The parties hereto shall enter into a license
               -----------------
agreement in substantially the form attached hereto as Exhibit G (the "License
                                                       ---------       -------
Agreement"). The parties hereto acknowledge and agree that, except as provided
---------
in the License Agreement, relating to the business of providing computer and Internet access and services in hotel and hospitality and in multi-dwelling and multi-tenant environments, Seller and Parent may continue their business of providing computer and Internet access and services through kiosks and other publicly accessible computer terminals worldwide without any additional licenses of any of the Intellectual Property. In the event of a determination that the provision by Seller and/or Parent of such access and services does require a license under the Intellectual Property, then the parties shall thereafter negotiate such a license on commercially reasonable terms.

          5.23 License to Buyer. In the event that a license under any of the
               ----------------
Excluded Patents (including, without limitation, any continuations, divisionals, continuations-in-part, reexaminations or reissues) is required in order for Buyer to operate the Business following the Closing as it is currently conducted or currently proposed by Seller to be conducted, then, at such time, this Agreement shall be deemed to have conveyed to Buyer, without any further action on the part of any of the parties hereto, an irrevocable, non-exclusive, royalty-free and fully paid-up worldwide, perpetual license under any such Excluded Patents to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, sell and/or otherwise transfer products, or have one or more of Buyer's agents, contractors or manufacturers do the same on Buyer's behalf, solely in connection with Buyer's operation of the Business as currently conducted or currently proposed by Seller to be conducted. Each of Parent, Affiliate and Seller shall promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it in connection with any such license.

                                  ARTICLE VI

                         CONDITIONS TO THE ACQUISITION

          6.1 Conditions to Obligations of Each Party to Effect the Acquisition.
              -----------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

              (a)  Stockholder Approval. This Agreement and the Acquisition
                   --------------------
shall have been approved and adopted by the requisite vote of the stockholders of Seller. Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of stockholders of Seller as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280(G)(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

              (b)  No Injunctions or Restraints; Illegality. No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition or limiting or restricting Buyer's conduct or operation of the Business following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

              (c)  Governmental Approval. Buyer, Parent and Seller shall have
                   ---------------------
timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Acquisition and the several transactions contemplated hereby. The applicable waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have terminated or expired.

              (d)  Escrow Agreement. Each of Buyer, Seller, Parent and Escrow
                   ----------------
Agent shall have entered into the Escrow Agreement.

              (e)  License Agreement. Each of Buyer, Seller and Parent shall
                   -----------------
have entered into the License Agreement.

          6.2 Additional Conditions to Obligations of Seller and Parent. The
              ---------------------------------------------------------
obligations of Seller and Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Seller or Parent:

              (a)  Representations, Warranties and Covenants. Except as
                   -----------------------------------------
disclosed in the Buyer Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

              (b)  Purchase Price. Seller shall have been provided the Purchase
                   --------------
Price, less the Escrow Amount (which shall have been provided to the Escrow Agent), in the manner set forth in Section 1.3 hereof.

              (c)  Assumption of Liabilities. Seller shall have received an
                   -------------------------
instrument of assumption of liabilities, in substantially the form attached hereto as Exhibit C, by which
          ---------

Buyer shall assume the Assumed Liabilities as of the Closing, together with such other documentation reasonably requested by Seller to cause Buyer to assume the Assumed Liabilities;

          6.3 Additional Conditions to the Obligations of Buyer. The obligations
              -------------------------------------------------
of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Buyer:

              (a)  Representations, Warranties and Covenants. Except as
                   -----------------------------------------
disclosed in the Seller Disclosure Schedule dated the date of this Agreement (i) the representations and warranties of Seller, Affiliate and Parent in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Seller, Affiliate and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

              (b)  Certificate of Seller and Parent. Buyer shall have been
                   --------------------------------
provided with a certificate executed on behalf of Seller by its President and on behalf of Parent by its President to the effect set forth in Section 6.3(a).

              (c)  Third Party Consents. Buyer shall have been furnished
                   --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Acquisition under the contracts of Seller set forth on Schedules 2.30 and 2.31 of the Seller
                                     --------------     ----
Disclosure Schedule, other than the Credit Agreement by and between Affiliate and CSCC.

              (d)  Legal Opinion. Buyer shall have received a legal opinion from
                   -------------
Seller's and Parent's legal counsel, in substantially the form attached hereto as Exhibit H.
   ---------
              (e)  No Material Adverse Effect. There shall not have occurred any
                   --------------------------
Material Adverse Effect on the Business, taken as a whole.

              (f)  Employment and Non-Competition Agreements. The employees of
                   -----------------------------------------
Seller set forth on Schedule 5.8 of the Seller Disclosure Schedule shall have
                    ------------
accepted employment with Buyer and shall have entered into an Employment and Non-Competition Agreement.

               (g)  Certificates of Good Standing. Seller shall, prior to the
                    -----------------------------
Closing Date, provide Buyer a certificate from the Secretary of State of the State of California as to Seller's good standing and payment of all applicable taxes.

              (h)  Bill of Sale. Buyer shall have received the Bill of Sale,
                   ------------
executed by Seller and Affiliate and selling, delivering, transferring, conveying and assigning to Buyer all right, title, and interest in and to the Assets, free and clear of any and all Liens, together with such assignments and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, Buyer to validly vest Buyer with all of Seller's and Affiliate's right, title and interest in or to the Assets, free and clear of any and all Liens, other than Permitted Liens and Assumed Liabilities.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          7.1  Termination. At any time prior to the Closing Date, this
               -----------
Agreement may be terminated:

               (a) by mutual consent duly authorized by the Board of Directors of Buyer and Seller;

               (b) by either Buyer, Parent or Seller, if the Closing shall not have occurred on or before January 31, 2001 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

               (c) by Buyer, if (i) Seller, Affiliate or Parent shall breach in any material respect any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within fifteen (15) business days of receipt by Seller, Affiliate or Parent, as the case may be, of written notice of such breach provided that the right to terminate this Agreement by Buyer under this Section 7.1(c)(i) shall not be available to Buyer where Buyer is at that time in breach of this Agreement, (ii) the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the Acquisition in a manner adverse to Buyer or recommended, endorsed, accepted or agreed to a Takeover Proposal or shall have resolved to do any of the foregoing, or (iii) Parent's or Seller's officers, directors or other agents shall have failed to comply with Section 4.3;

              (d) by Seller, if Buyer shall breach in any material respect any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within fifteen (15) days following receipt by Buyer of written notice of such breach, provided that the right to terminate this Agreement by Seller under this Section 7.1(d) shall not be available to Seller where Seller is at that time in breach of this Agreement;

              (e) by Buyer if a Trigger Event (as defined in Section 7.3(d) hereof) or Takeover Proposal shall have occurred and the Board of Directors of Seller in connection therewith, does not within five (5) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby and (ii) reject such Takeover Proposal or Trigger Event;

              (f) by Buyer if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Acquisition shall have become final and nonappealable or (ii) if any required approval of the stockholders of Seller shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

              (g) by Seller or Parent if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Acquisition shall have become final and nonappealable or (ii) if any required approval of the stockholders of Seller shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(g) shall not be available to Seller or Parent where the failure to obtain Seller stockholder approval shall have been caused by the action or failure to act of Seller or Parent and such action or failure to act constitutes a breach by Seller or Parent of this Agreement).

          7.2 Effect of Termination. In the event of termination of this
              ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Affiliate, Parent or Seller or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.2 (Confidentiality), Section 7.3 (Expenses and Termination Fees), this Section 7.2 and Article VIII (Escrow and Indemnification) shall remain in full force and effect and survive any termination of this Agreement.

          7.3 Expenses and Termination Fees.
              -----------------------------

              (a) Subject to Sections 5.9, 5.17, 7.3(b) and 7.3(c), whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

              (b) In the event that (i) Buyer shall terminate this Agreement pursuant to Section 7.1(c)(ii), 7.1(c)(iii), 7.1(e) or 7.1(f)(ii), (ii) Seller shall terminate this Agreement pursuant to Section 7.1(g)(ii), or (iii) Buyer shall terminate this Agreement pursuant to Section 7.1(c)(i), due in whole or in part to any failure by Seller to perform and comply in all respects with its agreements set forth in Article V of this Agreement, then Seller shall promptly (but in no event later than five (5) business days after the occurrence of the event giving Buyer the right to so terminate this Agreement) pay to Buyer the amount of $7,500,000.

              (c) In the event that this Agreement is terminated pursuant to any of the provisions described in Section 7.3(b) or pursuant to Section 7.1(c)(i) for any reason, and, in the event any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(f) hereof) within twelve months of the later of (x) such termination of this Agreement and (y) the payment of the expenses described in Section 7.3(a), Seller shall promptly pay to Buyer the additional amount of $7,500,000.

              (d)  As used herein, a "Trigger Event" shall occur if any Person
                                      -------------
(as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing 10% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 10% or more, of the voting power of Seller.

              (e)  For purposes of this Agreement, "Takeover Proposal" means any
                                                    -----------------
offer or proposal for, or any indication of interest in, a merger or other business combination involving Seller or the acquisition of 20% or more of the outstanding shares of capital stock of Seller, or a significant portion of the Assets, other than the transactions contemplated by this Agreement.

              (f)  For purposes of Section 7.3(c) above, (A) "consummation" of a
                                                              ------------
Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Seller or the acquisition of 20% or more of the outstanding shares of capital stock of Seller, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Seller and (B) "consummation" of a
                                                              ------------
Trigger Event shall occur on the date any Person (other than any stockholder which currently owns 10% or more of the outstanding shares of capital stock of Seller provided that such stockholder does not acquire additional shares that would otherwise have constituted a Trigger Event) or any of its affiliates or associates would beneficially own securities representing 10% or more of the voting power of Seller, following a tender or exchange offer.

          7.4 Amendment. The boards of directors of the parties hereto may cause
              ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of this Agreement by the stockholders of Seller shall not alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of Seller's capital stock.

          7.5 Extension; Waiver. At any time prior to the Closing Date any party
              -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                          ESCROW AND INDEMNIFICATION

          8.1 Escrow Fund. As soon as practicable after the Closing Date, in
              -----------
accordance with Section 1.3, the Escrow Amount shall be deposited with State Street Bank and Trust Company of California, N.A. (or other institution selected by Buyer with the reasonable consent of Seller), as escrow agent (the "Escrow
                                                                       ------
Agent"), such deposit (together with interest, dividends and other income or
-----
distributions thereon) to constitute the Escrow Fund (the "Escrow Fund") and to
                                                           -----------
be governed by the terms set forth herein and in the Escrow Agreement. The

Escrow Fund shall be available to compensate Buyer pursuant to the indemnification obligations of Seller and Parent.

          8.2 Indemnification.
              ---------------

              (a) Subject to the limitations set forth in this Article VIII, Seller and Parent, jointly and severally, shall indemnify, defend and hold harmless Buyer and its officers, directors, agents and employees, and each person, if any, who controls or may control Buyer within the meaning of the Securities Act (hereinafter referred to individually as a "Seller Indemnified
                                                           ------------------
Person" and collectively as "Seller Indemnified Persons") from and against any
------                       --------------------------
and all losses, costs, damages, liabilities and expenses, including, without limitation, those arising from claims, demands, actions, causes of action, including reasonable legal fees, net of any recoveries by Buyer under existing insurance policies or indemnities from third parties (collectively, "Buyer
                                                                     -----
Damages"), arising out of (i) any misrepresentation or breach in connection with
-------
any of the representations or warranties given or made by Seller, Affiliate or Parent in this Agreement, the Seller Disclosure Schedule or any exhibit or schedule to this Agreement; (ii) any default in connection with any of the covenants or agreements given or made by Seller, Affiliate or Parent in this Agreement or any exhibit or schedule to this Agreement; (iii) any liabilities or obligations relating to Seller, Affiliate or Parent other than the Assumed Liabilities; (iv) any Intellectual Property Matters (as defined in a letter agreement, dated as of the date hereof, by and among the parties hereto) arising in connection with the operation of the Business as currently conducted or as currently proposed by Seller to be conducted; or (v) any of the matters set forth on Schedule 2.6 or Schedule 2.7 of the Seller Disclosure Schedule.
         ------------    ------------

              (b) Subject to the limitations set forth in this Article VIII, Buyer shall indemnify, defend and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control Seller or Parent within the meaning of the Securities Act (hereinafter referred to individually as a "Buyer Indemnified Person" and collectively as
                               ------------------------
"Buyer Indemnified Persons" and, together with Seller Indemnified Persons,
 -------------------------
"Indemnified Persons") from and against any and all losses, costs, damages,
 -------------------
liabilities and expenses, including, without limitation, those arising from claims, demands, actions, causes of action, including reasonable legal fees, net of any recoveries by Buyer under existing insurance policies or indemnities from third parties (collectively with Buyer Damages, "Damages"), arising out of (i)
                                                 -------
any misrepresentation or breach by Buyer in connection with any of the representations or warranties given or made by Buyer in this Agreement, the Buyer Disclosure Schedule or any exhibit or schedule to this Agreement; (ii) any default in connection with any of the covenants or agreements given or made by Buyer in this Agreement or any exhibit or schedule to this Agreement; (iii) the Assumed Liabilities; or (iv) the operation of the Business and ownership and use of the Assets after the Closing.

              (c) Buyer, Parent and Seller each acknowledge that such Damages, if any, would relate to unresolved contingencies existing as of the Closing Date, which if resolved at the Closing Date would have led to an adjustment in the Purchase Price. Nothing in this Agreement shall limit the liability of Seller or Parent for any breach of any representation, warranty or covenant if the Acquisition does not close.

          8.3  Damage Threshold. Notwithstanding the foregoing, Buyer may not
               ----------------
receive any payments from the Escrow Fund unless and until (a) an Officer's Certificate or Certificates (as defined in Section 8.5 hereof) has been delivered to the Escrow Agent as provided in Section 8.5 below (i) identifying Buyer Damages and (ii) solely in the case of Section 8.2(a)(i), specifying that the aggregate amount of such Buyer Damages exceeds $100,000, provided, however, that this Section 8.3(ii) shall not apply to any Damages to the extent such Damages arise by reason of Section 2.13 and shall not be interpreted to include any obligations arising under Section 5.17, and (b) such amount is determined pursuant to this Article VIII to be payable, in which case Buyer shall receive an amount equal in value to the full amount of Buyer Damages. For purposes of this Section 8.3, in determining the amount of any Damage resulting from any misrepresentation, breach or default or whether a misrepresentation, breach or default has occurred, any materiality standard contained in the applicable representation, warranty or covenant shall be disregarded.

          8.4  Escrow Periods.
               --------------

               (a) A portion of the Escrow Amount equal to $15,000,000 (the "Initial Escrow Amount"), plus any interest or earnings on the Initial Escrow
 ---------------------
Amount, less any payments made from the Escrow Fund, shall remain in the Escrow Fund for a period of eighteen (18) months following the Closing Date (the "Initial Escrow Period"); provided, however, that a portion of the Initial
 ---------------------
Escrow Amount and/or any interest or earnings thereon that is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Initial Escrow Period with respect to facts and circumstances existing prior to expiration of the Initial Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

               (b) A portion of the Escrow Amount equal to $25,500,000 (the "Special Escrow Amount"), plus any interest or earnings on the Special Escrow
 ---------------------
Amount, less any payments made from the Escrow Fund, shall remain in the Escrow Fund until the earlier of (a) the sixth (6th) anniversary of the Closing Date or
(b) the date specified by Buyer in a notice (the "Notice") delivered to the
                                                  ------
Escrow Agent (the "Special Escrow Period"); provided, however, that a portion of
                   ---------------------
the Special Escrow Amount and/or any interest or earnings thereon that is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Special Escrow Period with respect to facts and circumstances existing prior to expiration of the Special Escrow Period shall remain in the Escrow Fund until such claims have been resolved. Buyer shall deliver to the Escrow Agent a certificate specifying the Closing Date.

          8.5  Claims upon Escrow Fund.
               -----------------------

               (a) Upon receipt by the Escrow Agent, on or before the last day of the Initial Escrow Period, of a certificate signed by any officer of Buyer (an "Officer's Certificate") :
     ---------------------

                    (i) stating that Buyer Damages exist and, solely in the case of Section 8.2(a)(i), specifying that such Buyer Damages are in an aggregate amount greater than $100,000; and

                    (ii) specifying in reasonable detail the individual items of such Buyer Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related;

the Escrow Agent shall, subject to the provisions of Sections 8.6 and 8.7 below, deliver to Buyer out of the Escrow Fund, as promptly as practicable, a portion of the Initial Escrow Amount (and/or interest or earnings thereon) having a value equal to such Buyer Damages.

               (b) Upon receipt by the Escrow Agent, on or before the last day of the Special Escrow Period, of an Officer's Certificate:

                    (i) stating that Buyer Damages under Section 8.2(a)(iv) exist; and

                    (ii) specifying in reasonable detail the individual items of such Buyer Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related;

the Escrow Agent shall, subject to the provisions of Sections 8.6 and 8.7 below, deliver to Buyer out of the Escrow Fund, as promptly as practicable, a portion of the Special Escrow Amount (and/or interest or earnings thereon) having a value equal to such Buyer Damages.

          8.6  Objections to Claims. At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, duplicate copies of such Officer's Certificate shall be delivered to Seller and Parent and for a period of forty-five (45) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no payments from the Escrow Fund pursuant to Section 8.5 hereof unless the Escrow Agent shall have received written authorization from Seller and Parent to make such payments. After the expiration of such forty-five
(45) day period, the Escrow Agent shall make payments from the Escrow Fund in accordance with Section 8.5 hereof, provided that no such payment may be made if Seller or Parent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such forty-five (45) day period.

          8.7  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (a) In case Seller or Parent shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, Buyer shall have forty-five (45) days after receipt by the Escrow Agent of an objection by Seller or Parent to respond in a written statement to the objection of Seller. If after such forty-five (45) day period there remains a dispute as to any claims, Seller and Buyer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller, Parent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make or withhold payments out of the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Buyer, Parent or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Buyer, on the one hand, and Seller and Parent, on the other hand, shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award Buyer more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.8  Third-Party Claims. In the event Buyer becomes aware of a third-
               ------------------
party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall promptly notify Seller of such claim, and Seller and Parent shall be entitled, at their expense, to participate in any defense of such claim. Buyer may not effect the settlement of any such claim without the consent of Seller, which consent shall not be unreasonably withheld. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Buyer against the Escrow Fund for indemnity with respect to such settlement.

                                  ARTICLE IX

                              GENERAL PROVISIONS

          9.1  Non-Survival at Time of Closing. The representations and
               -------------------------------
warranties set forth in Articles II and III, other than the representations and warranties set forth in Section 2.11(j), will survive until the first anniversary of the Closing. The representations and warranties set forth in
Section 2.11(j) will survive the Closing for the duration of the applicable statute of limitations.

          9.2  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given on the date delivered if delivered personally or by commercial delivery service, or on the date evidenced on the return receipt if mailed by registered or certified mail (return receipt requested) or on the date sent if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)       if to Buyer, to:

                         Cisco Systems, Inc. 170 West Tasman Drive
                         San Jose, California 95134-1706
                         Attention: Senior Vice President, Legal and Government Affairs
                         Facsimile No.: (408) 526-4914
                         Telephone No.: (408) 526-8252

                         with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         1633 Broadway, 47th Floor
                         New York, New York 10019
                         Attention: Eric Simonson, Esq.
                         Facsimile No.: (212) 586-7878
                         Telephone No.: (212) 237-2528

               (b)       if to Seller, Parent or Affiliate, to:

                         CAIS Software Solutions, Inc.
                         6195 Lusk Boulevard
                         San Diego, California 92101
                         Attention: President
                         Facsimile No.: (858) 362-4040
                         Telephone No.: (858) 362-4000

                         with a copy to:

                         CAIS Internet, Inc.
                         1255 22nd Street
                         Washington, D.C. 20037
                         Attention: President
                         Facsimile No.: (202) 463-7190
                         Telephone No.: (202) 715-1300

                         with a copy to:

                         CAIS Internet, Inc.
                         1255 22nd Street
                         Washington, D.C. 20037
                         Attention: President
                         Facsimile No.: (202) 463-7190
                         Telephone No.: (202) 715-1300

                         with a copy to:

                         Morrison & Foerster LLP
                         1290 Avenue of the Americas
                         New York, New York 10104-0185
                         Attention: Lorraine Massaro, Esq.
                         Facsimile No.: (212) 468-7900
                         Telephone No.: (212) 468-8000

          9.3  Interpretation. When a reference is made in this Agreement to
               --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 19, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.4  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5  Entire Agreement; Nonassignability; Parties in Interest. This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Seller Disclosure Schedule and the Buyer Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Buyer shall have the right to assign its rights under the Agreement and/or its right to purchase the Assets and to assume the Assumed Liabilities to a directly or indirectly owned subsidiary of Buyer, provided that such assignment shall not release Buyer from its obligations hereunder, and except as otherwise specifically provided.

          9.6  Severability. In the event that any provision of this Agreement,
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.7  Remedies Cumulative. Except as otherwise provided herein, any and
               -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          9.9  Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature page follows]

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                            CAIS INTERNET, INC.



                                            By: ________________________________
                                            Name: ______________________________
                                            Title:______________________________



                                            CAIS SOFTWARE SOLUTIONS, INC.



                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            CAIS, INC.



                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            CISCO SYSTEMS, INC.



                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________



                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                   EXHIBIT A

                             FORM OF BILL OF SALE

                                  EXHIBIT B-1

                  FORM OF CONSENT TO ASSIGNMENT OF CONTRACTS

                                  EXHIBIT B-2

                            FORM OF CONSENT OF CSCC

                                   EXHIBIT C

                       FORM OF ASSUMPTION OF LIABILITIES

                                   EXHIBIT D

                           FORM OF ESCROW AGREEMENT

                                   EXHIBIT E

                           CONFIDENTIALITY AGREEMENT

                                   EXHIBIT F

               FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                   EXHIBIT G

                           FORM OF LICENSE AGREEMENT

                                   EXHIBIT H

                    FORM OF SELLER'S COUNSEL LEGAL OPINION